EXHIBIT 4.1

FIRST AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of September 30, 2005, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, FIRST STATE BANK, BANK OF OKLAHOMA, N.A., FIRST STATE BANK OF NORTHWEST ARKANSAS and SOVEREIGN BANK, and one or more additional lenders to be determined at a later date (“Additional Lender”) (individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.        Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005 ("Credit Agreement"), by and among Borrower, Bank (as defined in the Credit Agreement), Agent and Bank of Oklahoma, N.A. as Paying Agent pursuant to which a $34,500,000 Revolving Line of Credit was established in favor of Borrower.

B.        Borrower has requested that Bank extend the maturity date of the $34,500,000 Revolving Line of Credit; and Bank has agreed to accommodate Borrower’s request, subject to the terms and conditions hereof. Terms used herein shall have the meanings given in the Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.  Amendments to Credit Agreement. The Credit Agreement is amended as follows.

1.1.  The Credit Agreement is hereby amended to evidence that effective as of the date hereof, Liberty Bank of Arkansas and Arvest Bank (“Retiring Banks”) shall no longer be included as Banks under the Credit Agreement, and First State Bank of Northwest Arkansas and Sovereign Bank (“New Banks”) shall be added as Banks under the Credit Agreement. Retiring Banks shall no longer be bound by the terms of the Credit Agreement nor entitled to the benefits of the Credit Agreement, except as to matters which arose or Revolving Credit Loans which were advanced prior to the date hereof, and shall not receive payments of principal, interest or fees accrued or paid by the Borrower under the Credit Agreement, except as to payments or fees accrued or paid prior to the date hereof. Each New Bank is hereby made a party to the Credit Agreement, effective as of the date hereof and upon execution of a Signature Page hereto, and thereafter shall be included as a Bank under the terms of the Credit Agreement, and shall be bound by the terms of the Credit Agreement and entitled to all benefits of the Credit Agreement as though such New Bank had signed on the date of the Credit Agreement; provided, however, that New Banks shall not receive payments of principal, interest or fees accrued or paid by Borrower under the Credit Agreement prior to the date hereof.

1.2.  The Credit Agreement is hereby amended to evidence that effective as of the date hereof, Bank of Oklahoma, N.A. shall no longer serve as Paying Agent. All references throughout the Credit Agreement and other Loan Documents to “Paying Agent” shall now mean and read “Agent”.

1.3.  In Section 1.01 (Defined Terms), the definition of “Borrowing Base” is amended to evidence that the amount “$5,000,000” is hereby deleted and replaced with the amount “$10,000,000”.

1.4.  The Borrowing Base Certificate attached to the Credit Agreement as Exhibit “A” is hereby deleted and replaced with the Borrowing Base Certificate attached as Schedule “1.4” hereto.

1.5.  In Section 1.01 (Defined Terms), the definition of “Interest Period” is hereby deleted and replaced with the following:

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date such Loan is made and ending, as the Borrower may select, pursuant to Section 2.05, on the numerically corresponding day in the first, second, third, sixth, ninth, or twelfth calendar month thereafter, except that each such Interest Period that commences on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last day of the appropriate subsequent calendar month; provided, however, that no Interest Period may extend beyond the Termination Date.”

1.6.  The Credit Agreement is hereby amended to evidence that, effective as of the date hereof, the Revolving Credit Commitment of each Bank shall be the amount opposite such Bank’s name on its signature page hereto.

1.7.  In Section 1.01 (Defined Terms), the definition of “Termination Date” is amended to evidence that the Termination Date is hereby extended to April 30, 2009.

1.8.  Section 2.05 (Interest) is amended to amended to evidence that the table contained therein is hereby deleted and replaced with the following:
1.9.
Borrower’s Ratio of Funded Debt to EBITDA	Adjusted LIBOR Rate	Adjusted Prime Rate
< 1.75 > 1.75 and < 2.0 > 2.0 and < 2.25 > 2.25	LIBOR Rate plus 2.75% LIBOR Rate plus 3.0% LIBOR Rate plus 3.25% LIBOR Rate plus 3.5%	Prime Rate minus .25% Prime Rate plus 0.0% Prime Rate plus .25% Prime Rate plus .5%

1.10.  Section 2.05 (Interest) is hereby amended to evidence the addition the following paragraph:

“The Adjusted LIBOR Rate and Adjusted Prime Rate shall be recalculated on not less than a monthly basis, upon Bank’s receipt of Borrower’s monthly financial statements.”

1.11.  Section 2.16 (Termination Fee) is hereby amended to evidence that ”six (6) months” shall now mean and read “fifteen (15) months.”

1.12.  Section 2.17 (Audit Fees) is amended to evidence that the following sentence is hereby added as the first sentence of said Section 2.17:

“Section 2.17. Audit Fees. To the extent that Bank’s auditors reasonably determine that any amounts reported by the Borrower are incorrect (including amounts on a Borrowing Base Certificate, pursuant to the Financial Covenants in Article 7, or elsewhere pursuant to the loan documents), then the adjusted amount(s) reasonably determined by the Bank’s auditors shall be deemed to be the correct amount(s) until such time, if ever, that the Borrower shall provide convincing evidence to the Bank to the contrary. The Borrower agrees. . .”

1.13.  Section 6.02(3) is hereby deleted and replaced with the following:

“(3) The ACM Sub-Debt and ACM-Texas Sub-Debt.”

1.14.  Section 7.03 (Minimum Tangible Net Worth) is hereby amended to evidence that the date “July 31, 2004”, in each instance, shall now mean and read “July 31, 2005”, and the amount “$57,000,000” shall now mean and read “$60,000,000”.

1.15.  Section 10.13 is hereby deleted and replaced with the following:

“Section 10.13. Increased Commitment; Additional Lender. Initially the aggregate Revolving Credit Commitment shall equal $34,500,000; however, it is contemplated that the aggregate Revolving Credit Commitment will increase to $40,000,000 upon the request of Borrower and approval of and increased Commitments by the Banks, and/or the addition of one or more Additional Lenders. In the event Borrower requests and Banks approve an increase in the Commitment, said increase will be evidenced by execution of a new Signature Page hereto, stating the amount of the Bank’s increased Commitment, by any increasing Bank, and delivery to any increasing Bank of an original executed promissory note equal to the Bank’s increased Commitment. Further, one or more Additional Lenders may be made a party hereto as determined by Agent, and any Additional Lender made a party hereto shall execute a Signature Page attached hereto and made a part hereof, and thereafter shall be included as a Bank under the terms of this Agreement. By execution of the Additional Lender Signature Page and upon receipt of an original executed promissory note equal to the Additional Lender’s Revolving Credit Commitment, each Additional Lender shall be bound by the terms of this Agreement and entitled to all benefits of this Agreement as though such Additional Lender or Lenders had signed on the date of this Agreement; provided, however, that any Additional Lender shall not receive payments of principal, interest or fees accrued hereunder or paid by the Borrower prior to the date such Additional Lender executes its Signature Page.”

2.  Conditions Precedent. The obligations of the Bank to perform under the Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.  Borrower shall execute and deliver Promissory Notes, in form and content as set forth on Schedule “2.1(a)” through “2.1(f)” hereto.

2.2.  Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.3.  No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3.  Representations and Warranties. Each of the Borrower and the Guarantor, respectively, hereby ratify and confirm all representations and warranties set forth in Article 4 of the Credit Agreement, Section 8 of the Security Agreement, and Sections 24 through 29 of the Guaranty Agreement other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4.  Ratification. Borrower hereby ratifies and confirms the Credit Agreement, and all instruments, documents, and agreements executed by and in connection therewith.

5.  Ratification and Amendment of Guaranties. Guarantor hereby (i) ratifies and confirms the Guaranty, (ii) acknowledges and agrees that the Guaranty is hereby amended to evidence that the amount of the Loan and Note, as defined therein, may be increased to $40,000,000, and (iii) acknowledges and agrees that the Guaranty shall fully guarantee the Note in the amount of $40,000,000, or any lesser amount to which the Note is increased.

6.  Ratification and Amendment of Subordination Agreements. ACM and ACM-Texas each hereby (i) ratifies and confirms its respective Subordination Agreement, (ii) acknowledges and agrees that its respective Subordination Agreement is hereby amended to evidence that the amount of the Loan and Note, as defined therein, may be increased to $40,000,000, (iii) acknowledges and agrees that the Superior Obligations and Superior Liens, as defined in its respective Subordination Agreement, shall include the $40,000,000 Note, or any lesser amount to which the Note is increased, and (iv) acknowledges and agrees that its respective Subordinate Obligations and Subordinate Liens shall be subordinate to the $40,000,000 Note, or any lesser amount to which the Note is increased.

7.  Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

8.  Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.  Costs, Expenses and Fees. Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

[Signature pages to follow.]

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By    /s/ T. J. Falgout, III
     T. J. Falgout, III, President

"GUARANTOR" and “SUBORDINATING PARTY”

AMERICA’S CAR-MART, INC., a Texas
corporation, formerly known as Crown
Group, Inc.

By    /s/ Mark D. Slusser
       Mark D. Slusser, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By    /s/ Mark D. Slusser
       Mark D. Slusser, Vice President

“BANKS”

Revolving Credit Commitment:	BANK OF OKLAHOMA, N.A.
$19,000,000

Principal Office and Lending Office P.O. Box 2300 Tulsa, OK 74192	By /s/ Jeffrey R. Dunn
Attn: John Anderson janderson@bokf.com	Jeffrey R. Dunn, Vice President

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$1,000,000

Principal Office and Lending Office:
P.O. Box 1407
Fayetteville, AR 72702-1404	By /s/ Jeffrey R. Dunn
Attention: Jeffrey R. Dunn	Jeffrey R. Dunn, President & CEO
jdunn@bokf.com

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

Revolving Credit Commitment:	SOVEREIGN BANK
$3,500,000

Principal Office and Lending Office:
7301 State Highway 161, Suite 130
Irving, Texas 75039	By /s/ William B. Wilson
Attention: William B. Wilson	William B. Wilson, Area President
Email: _____________

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

Revolving Credit Commitment:	GREAT SOUTHERN BANK
$5,000,000

Principal Office and Lending Office:
1451 E. Battlefield
Springfield, MO 65804	By /s/ Ron Pender
Attn: Ron Pender	Ron Pender, Vice President
glewis@greatsouthernbank.com

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST
$1,500,000	ARKANSAS

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	By /s/ Curtis Hutchins
Attn: Curtis Hutchins	Curtis Hutchins, President/Chief Executive
E-mail: _________________	Officer

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

Revolving Credit Commitment:	FIRST STATE BANK
$4,500,000

Principal Office and Lending Office:
620 Chestnut Street
Conway, AR 72703	By /s/ Michael Bynum
Attention: Michael Bynum	Michael Bynum, Senior Vice President
mbynum@fsbmail.com

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]

“AGENT”

BANK OF ARKANSAS, N.A.

By /s/ Jeffrey R. Dunn
Jeffrey R. Dunn, President

By execution hereof, we evidence our acknowledgment and acceptance of Section 1.1 to this First Amendment to Amended and Restated Revolving Credit Agreement, to the extent it applies to us:

“Retiring Banks”

LIBERTY BANK OF ARKANSAS

By /s/ Steve Wilmott
Steve Wilmott, Senior Vice President

ARVEST BANK

By /s/ Tom Wetzel
Tom Wetzel, Senior Vice President

[Signature Page to First Amendment to Amended and Restated Agented Revolving
Credit Agreement dated September 30, 2005]